Exhibit 10.6

FORUM MERGER IV CORPORATION

 1615 South Congress Avenue, Suite 103

Delray Beach, Florida 33445

March 17, 2021

Forum Capital Management IV LLC

1615 South Congress Avenue, Suite 103

Delray Beach, Florida 33445

Re:	Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between Forum Merger IV Corporation (the “Company”) and Forum Capital Management IV LLC (“FCM”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on The Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) FCM shall make available, or cause to be made available, to the Company, at 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445 (or any successor location of FCM), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. In exchange therefor, the Company shall pay FCM the sum of $30,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date (which payments shall be accelerated if the Company consummates the initial Business Combination prior to the end of the 24-month term, or $720,000 in the aggregate); and

(ii) FCM hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”) as a result of, or arising out of, this letter agreement, and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

[Signature Page Follows]

Very truly yours,

FORUM MERGER IV CORPORATION.

By:	/s/ Marshall Kiev
	Name:	Marshall Kiev
	Title:	Co-Chief Executive Officer

AGREED AND ACCEPTED BY:

FORUM CAPITAL MANAGEMENT IV LLC

By:	/s/ David Boris
	Name:	David Boris
	Title:	Managing Member

[Signature Page to Administrative Services Agreement]